Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated as of February 12, 2013, is made by and among Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), and Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P. (the “Holders”).

WHEREAS, the Holders are party to (i) the Registration Rights Agreement, dated as of February 1, 2007, with the Company and (ii) the Registration Rights Agreement, dated as of June 25, 2008 (collectively, the “Prior Registration Rights Agreements”), with the Company;

WHEREAS, pursuant to the Prior Registration Rights Agreements, the Company is obligated to pay to the Holders liquidated damages in amounts calculated pursuant to the terms of the respective Prior Registration Rights Agreements in certain circumstances;

WHEREAS, the Holders have agreed that, they will accept an aggregate of (i) 350,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants in the form attached hereto as Exhibit A (the “Warrants”) to purchase an aggregate of 350,000 shares of Common Stock (the “Warrant Shares” and, together with the Shares, and the Warrants, the “Securities”) in payment in full of the amounts due under the Prior Registration Rights Agreements (the “Settlement Consideration”);

WHEREAS, the Shares and the Warrant Shares shall be subject to certain registration rights pursuant to that certain Registration Rights Agreement, dated of even date herewith, by and among the Company and the Holders in the form attached hereto as Exhibit B (the “Registration Rights Agreement”); and

WHEREAS, this Agreement, the Warrants and the Registration Rights Agreement are referred to herein as the “Transaction Documents”; and

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders mutually agree as follows.

ARTICLE 1

ISSUANCE OF SHARES AND WARRANTS; EXTENSION of CERTAIN WARRANTS

1.1              Issuance of Shares and Warrants. Within three (3) Business Days of the execution and delivery of this Agreement, the Company shall issue to each of the Holders, the Shares and the Warrants in the respective amounts set forth opposite each such Holder’s name on Annex I as payment in full of the Settlement Consideration owed to such Holder. Such Shares and Warrants shall be registered in such name of names as each Holder may designate.

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1.2              Extension of Certain Warrants. The Company has agreed to extend the expiration date of the warrants issued to the Holders in conjunction with the Company’s June 25, 2008 private placement (the “2008 Warrants”). The expiration date of the 2008 Warrants shall be amended from June 25, 2015 to May 11, 2017. If the Holder wishes to receive new warrants indicating the amended expiration date, then the Holder must provide the original 2008 Warrant to the Company for cancellation and replacement. The Company agrees to mail the Holders a new 2008 Warrant with the amended expiration date within three (3) Business Days of the Company’s receipt of the original 2008 Warrant.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Holders that:

2.1              Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to issue, sell and deliver the Securities.

2.2              Authorization.

(a)                The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action.

(b)               The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. When delivered in accordance with the terms hereof, the Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(c)                The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

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(d)               The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Organization, as amended, or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been filed on EDGAR), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any subsidiary of is a party or by which the Company or a subsidiary is bound or to which any of their respective assets or properties is subject.

(e)                Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising, as those terms are used in the provisions of Regulation D (“Regulation D”), promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the offer or sale of any of the Securities.

(f)                Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Act.

(g)               The offer and sale of the Securities to the Holders as contemplated hereby is exempt from the registration requirements of the Act.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, represents and warrants to the Company that:

3.1              Accredited Investor. Holder is an “accredited investor” as defined by Rule 501 of Regulation D, and Holder is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

3.2              Private Placement. Holder understands that the Securities have not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Holder contained in this Agreement are untrue or, notwithstanding the Holder’s representations and warranties, the Holder currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

3.3              Investment Intent. Holder is acquiring the Shares and Warrants as principal for its own account, and not for the benefit of any other Person, for investment purposes and not with a view to distribution or resale in violation of the Act and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act without prejudice, however, to such Holder’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Holder to hold any Securities for any period of time.

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3.4              Opportunity to Inquire. Holder confirms that Holder has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense). In connection therewith, Holder acknowledges that Holder has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf. Neither such inquiries nor any other due diligence investigation conducted by such Holder shall modify, limit or otherwise affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement and the other Transaction Documents.

3.5              Authorization. Holder has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Holder enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.6              Residency. Each Holder’s principal place of business is the State of New York.

3.7              Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

3.8              Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)              “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 as amended.”

(b)              If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

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ARTICLE 4

COVENANTS

4.1              Removal of Legends. In connection with any sale or disposition of Securities by a Holder pursuant to Rule 144 or pursuant to any other exemption under the Act such that the purchaser acquires freely tradable Securities and upon compliance by the Holder with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. In furtherance of the foregoing, upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) any Shares or Warrant Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall issue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of (X) either (1) a customary representation by the Holder that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Holder that such Holder has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (Y) if applicable, the legended certificates for such shares, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Act. At any time when any Securities may be freely sold or is covered by an effective Registration Statement, the Company shall, or shall cause the Transfer Agent to, promptly cause such Securities held by the Holder to be replaced with Securities which do not bear restrictive legends, and, in the case of any Warrant Shares subsequently issued upon due exercise of the Warrants, shall not bear such restrictive legends provided such Warrant Shares may be freely sold or are covered by an effective Registration Statement. When the Company is required to cause an unlegended Security to be issued as provided herein, if: (1) the unlegended Security is not delivered to a Holder within three (3) Business Days of submission by that Holder of a request for unlegended Securities and, if applicable, the documentation specified above to the Transfer Agent or the Company, as applicable, and (2) prior to the time such unlegended Security is received by the Holder, the Holder, or any third party on behalf of such Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) another Security to deliver in satisfaction of a sale by the Investor of such Security (a “Buy-In”), then the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for the replacement Security as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Holder or as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2              Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants in accordance with their respective terms.

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ARTICLE 5

MISCELLANEOUS

5.1              Expenses. The Company and the Holders shall each bear their own costs and expenses, including without limitation legal fees and expenses, incurred in connection with the negotiation of this Agreement and the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

5.2              Further Assurances. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Holders to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

5.3              Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

5.4              Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Holders and their respective successors and permitted assigns. Subject to applicable federal and state securities laws and regulations, the Holders may freely assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Company.

5.5              Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

5.6              Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier, and (v) if given by electronic mail, upon receipt. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) Business Days’ advance written notice to the other party:

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If to the Company:

Precision Optics Corporation, Inc.

22 East Broadway

Gardner, Massachusetts 01440-3338

Attention: Joseph N. Forkey

President and Chief Executive Officer

Fax: (978) 630-1487

E-mail: [______]

With a copy to (which shall not constitute notice):

Amy Trombly, Esq.

Trombly Business Law, PC

1320 Centre Street, Suite 202

Newton, MA 02459

Fax: (617) 243-0066

E-mail: [______]

If to the Holders:

to the addresses set forth on Annex I hereto;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.

5.7              Amendments, Modifications, Terminations and Waivers. Provisions of this Agreement and the Securities may be amended, modified, terminated or waived only by the written consent of the Company and the Holders.

5.8              Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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5.9              No Third Party Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Holders to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Holders have expressly relied thereon) and (b) are solely for the benefit of the Holders. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Holders, and each of them, shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Holders or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

5.10          Publicity. Neither the Holders nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Company in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

5.11          Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.12          Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The annexes and exhibits attached hereto are hereby made part of this Agreement in all respects.

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5.13          Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

5.14          Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 6

DEFINITIONS

In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Settlement Agreement as of the date first written above.

PRECISION OPTICS CORPORATION, INC.

By:	/s/ Joseph N. Forkey
Name: Title:	Joseph N. Forkey Chief Executive Officer

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Settlement Agreement as of the date first written above.

SPECIAL SITUATIONS FUND III QP, L.P.

By:	/s/ David Greenhouse
Name: Title:	David Greenhouse General Partner

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse
Name: Title:	David Greenhouse General Partner

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ANNEX I

Schedule of Holders

Holders (Holder Name, Address and Contact Information)	Number of Shares	Number of Warrants
SPECIAL SITUATIONS FUND III QP, L.P. 527 Madison Avenue Suite 2600 New York, NY 10022 (212) 319-6670	175,000	175,000
SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P. 527 Madison Avenue Suite 2600 New York, NY 10022 (212) 319-6670	175,000	175,000
Total	350,000	350,000

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EXHIBIT A

Form of Warrant to Purchase Shares of Common Stock

(See attached)

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EXHIBIT B

Form of Registration Rights Agreement

(See attached)

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